EXHIBIT (D)(50)

                                     FORM OF
                                  AMENDMENT TO
                          INVESTMENT ADVISORY AGREEMENT

         This AMENDMENT, dated as of _______ __, 2003, amends the Investment Advisory Agreement (as defined below) between Smith Barney Fund Management LLC (formerly, Smith Barney Mutual Funds Management Inc.) (the "Adviser") and the Social Awareness Stock Portfolio (the "Portfolio") of The Travelers Series Trust (the "Trust").

                                   WITNESSETH:

         WHEREAS, the Adviser and the Portfolio have previously entered into an investment advisory agreement with respect to the Portfolio dated May 1, 1995 (the "Agreement");

         WHEREAS, the Adviser and the Portfolio desire to amend the Agreement as set forth herein;

         NOW THEREFORE, in consideration of the foregoing premises, the Adviser and the Portfolio hereby amend and modify the Agreement:

         1. By adding the following new Section 15 to the Agreement:

         15. DELEGATION OF PROXY VOTING RESPONSIBILITY

         The Adviser shall be responsible for voting proxies on securities held by the Portfolio or for delegating such responsibility to a sub-adviser appointed to provide investment advice or other services to the Portfolio. The Adviser represents that it or its delegee has adopted and implemented written policies and procedures reasonably designed to ensure that it will vote proxies in the best interest of the Portfolio and its shareholders, which policies and procedures describe how the Adviser or its delegee addresses material conflicts of interest between its interests and those of the Portfolio with respect to proxy voting. The Adviser shall furnish the Trust with such information reasonably requested by the Trust, in such form as may be requested, as is necessary (1) for a summary description of the Adviser's or its delegee's proxy voting policies and procedures to be included in the registration statement with respect to the Trust, and (2) for the proxy voting record for the Portfolio to be filed with the SEC in accordance with the requirements of Form N-PX (or any successor form).

         IN WITNESS WHEREOF, this Amendment to the Agreement has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

                                             Smith Barney Fund Management LLC

                                             By:
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                                             As:
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                                             Social Awareness Stock Portfolio
                                             of The Travelers Series Trust

                                             By:
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                                             As:
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